Exhibit 99.1

IMMEDIATE RELEASE CONTACTS: Brent Larson, Vice President / CFO 614 822 2330	June 22, 2010 Tim Ryan, The Shoreham Group 212 242 7777

NEOPROBE COMPLETES SENIOR DEBT AND PREFERRED STOCK EXCHANGES
Company’s Balance Sheet Strengthened
Lymphoseek NDA Filing on Target for Later this Summer
Conference Call Scheduled for Wednesday June 23rd at 9:00 AM EDT

DUBLIN, OHIO – Neoprobe Corporation (OTCBB:NEOP - News), a diversified developer of innovative biomedical surgical oncology products, today announced that Platinum-Montaur Life Sciences, LLC (Montaur) has agreed to exchange all $10 million of its outstanding 10% senior secured convertible notes and $3 million perpetual convertible preferred stock for a single new series of preferred stock convertible into common shares of Neoprobe Corporation. This transaction significantly strengthens the Company’s balance sheet and positions Neoprobe for an eventual listing on a major national stock exchange.

Under the terms of the transaction, Montaur’s $7 million Series A Convertible Secured Note (originally convertible into 17.1 million common shares), $3 million Series B Convertible Note (originally convertible into 8.3 million shares) and Series A Convertible Preferred Stock (originally convertible into 6 million shares) will be exchanged for Series B Convertible Preferred Stock (the Series B Preferred, convertible into a total of 32.7 million shares). As part of the consideration for the conversion, Neoprobe will “prepay” interest and dividends due through the original note maturity in December 2011 by agreeing to issue an additional 1.3 million shares of common stock on the conversion of the new Series B Preferred. The Series B Preferred is convertible at the option of Montaur but carries no dividend and has no liquidation preference over the common stock. The Series A Convertible Preferred Stock was convertible at the option of Montaur and paid an 8% dividend until converted.

In addition, Neoprobe announced that a $1 million convertible note held by Neoprobe’s President and CEO, David C. Bupp, and members of his family is also being exchanged for Series C Convertible Preferred Stock with terms comparable to the Series B Preferred, thereby effectively retiring all of the outstanding debt of the Company.

Michael Goldberg, M.D., Principal, Montaur Capital Partners, LLC and Portfolio Manager of Montaur, said, “Neoprobe has been and continues to represent an excellent investment opportunity for Montaur. Our conversion from a secured debt position into an equity position is a tangible sign of our continuing belief in Neoprobe, its product portfolio, its product pipeline and its management. We believe this transaction will assist Neoprobe in its efforts to qualify for a listing on one of the major exchanges, which will serve to attract additional investor interest and support. Further, we are pleased with Neoprobe’s efforts to deliver on its product development initiatives including the successful completion of Phase 3 clinical studies of Lymphoseek® and the preparation of a high quality New Drug Application (NDA) submission for Lymphoseek, progress on RIGS®, a product we believe has blockbuster potential and the numerous other steps being taken to enhance shareholder value. Our confidence in the Company and its deep product pipeline supports our decision to relinquish our secured position so that the Company’s capital structure will no longer be an impediment for attracting institutional investors. Although the Company’s share price has improved dramatically since we first invested, we believe there still remains a significant gap between the current market value and our assessment of true value.”

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David Bupp said, “Neoprobe is pleased to announce the completion of this significant financial transaction reflecting the development and commercialization milestones achieved by the Neoprobe team to date. Retirement of all of Neoprobe’s outstanding debt and its conversion into equity brings Neoprobe closer to qualifying for a listing on a major national stock exchange and the removal of the security interest in our assets provides the Company with valuable financial flexibility. Our financial partnership with Montaur has allowed us to complete the clinical development of Lymphoseek, to prepare for the filing of the NDA and ultimately to commercialize Lymphoseek.”

Concluding, Mr. Bupp said, “Based on the feedback from the European Medicines Agency (EMEA) and discussions with FDA to date, Neoprobe has developed a prospective Phase 3 study for our RIGS initiative to replicate the results of previous Phase 3 studies to supplement the safety and efficacy portion of the regulatory submissions to be made to the open RIGS Biologic License Application (BLA). We are nearing completion of the initial biologic manufacturing initiatives for the RIGS technology consistent with the most recent favorable scientific advice assessment received from the EMEA and expect feedback on the harmonization of the RIGS program from FDA in the coming months. Our strengthened balance sheet resulting from the transactions we announced today will also be helpful as we continue discussions with development partners for our RIGS technology following feedback from FDA. In tomorrow’s conference call, I will be joined by Dr. Goldberg and we will provide an update on these commercialization matters including the favorable completion of pre-NDA meetings on the clinical and non-clinical components of the NDA submission package for Lymphoseek, which is on track to be filed later this summer.”

Lymphoseek is a proprietary radioactive tracing agent being developed for use in connection with gamma detection devices in a surgical procedure known as Intraoperative Lymphatic Mapping. A Phase 3 multi-center clinical trial for Lymphoseek in patients with breast cancer or melanoma has been successfully completed and a second Phase 3 clinical study to evaluate the efficacy of Lymphoseek as a sentinel lymph node tracing agent in patients with head and neck squamous cell carcinoma is underway. The RIGS system is a proprietary technology that utilizes tumor specific radiolabeled antibodies that localize to disease involved tissue and where the tissue is identified during the course of a patient’s cancer surgery.

Mr. Bupp and Dr. Goldberg will make brief comments regarding the transaction and be available to respond to questions during a conference call scheduled for 9:00 AM ET, on Wednesday June 23, 2010.

Conference Call Information
TO PARTICIPATE LIVE:		TO LISTEN TO A REPLAY:
Date: Time: Toll-free (U.S.) Dial in # : International Dial in # :	June 23, 2010 9:00 AM ET 877-407-8033 201-689-8033	Available until: Toll-free (U.S.) Dial in # : International Dial in # : Replay Passcodes: Account #: Conference ID #:	July 7, 2010 877-660-6853 201-612-7415 286 352757

About Neoprobe

Neoprobe is a biomedical company focused on enhancing patient care and improving patient outcome by meeting the critical intraoperative diagnostic information needs of physicians and therapeutic treatment needs of patients. Neoprobe currently markets the neoprobe® GDS line of gamma detection systems that are widely used by cancer surgeons. In addition, Neoprobe holds significant interests in the development of related biomedical systems and radiopharmaceutical agents including Lymphoseek® and RIGScan™ CR. Neoprobe’s subsidiary, Cira Biosciences, Inc., is also advancing a patient-specific cellular therapy technology platform called ACT. Neoprobe’s strategy is to deliver superior growth and shareholder return by maximizing its strong position in gamma detection technologies and diversifying into new, synergistic biomedical markets through continued investment and selective acquisitions. www.neoprobe.com

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Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

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